UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 7, 2009

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 7, 2009, the Board of Directors of Nuvelo, Inc. (the “Company” or “Nuvelo”) adopted a plan of restructuring involving the termination of 20 research employees to reduce its current workforce by 37% percent. Each affected employee is eligible to receive a severance payment relative to the employee’s length of service with the Company and/or seniority level, and a health benefit payment that may be used by such affected employee to pay the premiums required to continue health care coverage under COBRA. Payment of these severance benefits to each affected employee is contingent on the affected employee entering into a general release of claims against the Company. Such benefits are consistent with the benefits such employees would be entitled to under the Company’s Non-Executive Change of Control Severance Plan if terminated following a change of control. The employee terminations will be effective January 13, 2009.

The decision to reduce the Company’s workforce was undertaken by the Board of Directors to reduce ongoing compensation costs for research employees not expected to be necessary following the proposed business combination with ARCA biopharma, Inc. which, subject to the receipt of certain stockholder approvals and satisfaction of other conditions, the Company expects to complete in January 2009.

The Company estimates that the total cash expenses to be incurred in connection with this reduction in workforce will consist of severance payments of approximately $750,000. This represents the total estimated restructuring charge the Company anticipates in connection with this restructuring plan. Most of these expenses are expected to be incurred in the first two fiscal quarters of 2009. The restructuring charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” which include, without limitation, statements regarding the completion of the proposed merger transaction between Nuvelo, ARCA and Dawn Acquisition Sub, Inc., the transaction’s anticipated completion, the timing of completion of the Company’s restructuring plan, the expected costs and related charges of the Company’s restructuring plan, and the surviving entity’s anticipated operations, which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward- looking statements as a result of many factors, including, without limitation, failure of Nuvelo’s stockholders to approve proposals necessary to complete the proposed merger, the ability to complete the merger in a timely fashion, the Company’s ability to implement the restructuring plan to the extent currently anticipated; the impact of the workforce reduction on the Company’s business; unanticipated charges not currently contemplated that may occur as a result of the restructuring plan; the Company’s ability to execute on its strategy and general business and economic conditions. Certain of these and other factors are identified and described in more detail in Nuvelo’s filings with the SEC, including without limitation Nuvelo’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 and subsequent filings. The Company disclaims any intent or obligation to update these forward-looking statements.

Additional Information about the Merger and Where to Find It

The Company has filed a registration statement on Form S-4, and a related proxy statement/prospectus/consent solicitation, as amended, in connection with the proposed Merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus/consent solicitation. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Nuvelo Investor Relations at the email address: ir@nuvelo.com or by phone at 650-517-8000.

Participants in the Solicitation

Nuvelo, ARCA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nuvelo in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger is included in the proxy statement/prospectus/consent solicitation described above. Additional information regarding the directors and executive officers of Nuvelo is also included in Nuvelo’s definitive proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on April 23, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 12, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Nuvelo as described above.

Item 8.01	Other Events.

Reference is made to the matters discussed in Item 2.05, above, which are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: January 13, 2009